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                                                                     EXHIBIT 8.2


                        [SIMPSON THACHER & BARTLETT LOGO]

                               November 18, 2002

H.J. Heinz Company
600 Grant Street
Pittsburgh, Pennsylvania 115219




                              Re:  The Del Monte/Heinz Merger

Ladies and Gentlemen:

                  We have acted as counsel to H.J. Heinz Company ("Heinz"), a Pennsylvania corporation, and SKF Foods Inc. ("SKF Foods"), a Delaware corporation, in connection with the Agreement and Plan of Merger (including the exhibits thereto, the "Merger Agreement"), dated as of June 12, 2002, by and among Heinz, SKF Foods, Del Monte Foods Company, a Delaware corporation ("Del Monte Foods"), and Del Monte Corporation, a New York corporation and direct wholly-owned subsidiary of Del Monte Foods ("Del Monte Corporation") pursuant to which Del Monte Corporation shall be merged with and into SKF Foods with SKF Foods surviving as a wholly-owned subsidiary of Del Monte Foods and being renamed "Del Monte Corporation" (the "Merger") on the terms and conditions set forth therein. The time at which the Merger becomes effective is hereafter referred to as the "Effective Time." For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with the Registration Statement on Form S-4 (Registration No. 333-___) (the "Registration Statement") filed by Del Monte Foods with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed Merger pursuant to the Merger Agreement (the "Registration Statement") to which this opinion appears as an exhibit.

                  We have examined (i) the Merger Agreement, (ii) the Registration Statement, and (iii) the representation letters of Heinz, SKF Foods, and Del Monte Foods delivered to us for purposes of this opinion (the "Representation Letters"). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the
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H.J. Heinz Company                   -2-                      November 18, 2002


genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

                  In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Heinz, SKF Foods, and Del Monte Foods in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement or the Representation Letters "to the knowledge of", or based on the belief of Heinz, SKF Foods, Del Monte Foods and Del Monte Corporation or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, the discussion contained in the Registration Statement under the caption "U.S. Federal Income Tax Consequences of the Spin-off and the Merger" constitutes, in all material respects, an accurate summary of the United States federal income tax matters described therein.

                  We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

                  We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement, and to the references to our firm name therein.

                                                 Very truly yours,

                                                 /s/ SIMPSON THACHER & BARTLETT
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                                                     SIMPSON THACHER & BARTLETT